Exhibit 99.1

Owens & Minor Reports Fourth Quarter & Full Year Financial Results and

Announces Sale Process Underway for Products & Healthcare Services Segment

Total Debt Reduction of $244 Million in 2024, Capping a Two-Year Total Debt Reduction of $647 Million

2025 Guidance Midpoint Indicates Double-Digit Adjusted EBITDA & Adjusted EPS Growth, and Improving Cash Flow

Active Discussions Well Underway Regarding Potential Sale of Products & Healthcare Services (P&HS) Segment

Board of Directors Authorizes Share Repurchase Program of Up to $100 Million

RICHMOND, VA – February 28, 2025 – Owens & Minor, Inc. (NYSE: OMI) today reported financial results for the fourth quarter and year ended December 31, 2024.

“We are pleased with the progress that we have made against the strategy as outlined at our Investor Day in December 2023. As a reminder, we committed to optimizing our Products & Healthcare Services business, leveraging our leading Patient Direct platform, and building balance sheet flexibility through deleveraging. Within P&HS we continue to see momentum in broadening our product portfolio, developing a streamlined and efficient manufacturing footprint, and enhancing our distribution capabilities. Within Patient Direct, we continue to leverage our footprint and broad product offering to support home-based care for millions of patients with chronic conditions. These capabilities, combined with positive demographic trends and expanding home treatment options, leaves us very bullish on the future of this business. Finally, we repaid $647 million of debt over the last two years which helps provide the financial flexibility to pursue the acquisition of Rotech - which we believe will drive long-term shareholder value,” said Edward A. Pesicka, President & Chief Executive Officer of Owens & Minor.

Pesicka added, “Our commitment to directing capital toward the higher growth and higher margin Patient Direct segment has been increasingly evident in recent years and is consistent with our strategy. As a logical next step, we have been actively engaged in robust discussions regarding the potential sale of our Products & Healthcare Services segment.”

Pesicka concluded, “In the meantime, we remain focused on delivering a strong 2025 and are confident in our ability to achieve double-digit adjusted EBITDA growth while improving cash flow.”

Financial Summary (1)(2)			FYE	FYE
($ in millions, except per share data)	4Q24	4Q23	2024	2023

Revenue	$2,696	$2,656	$10,701	$10,334

Operating (loss) income, GAAP	$(262)	$60	$(208)	$105
Adj. Operating Income, Non-GAAP	$95	$111	$313	$305

Net (loss) income, GAAP	$(296)	$18	$(363)	$(41)
Adj. Net Income, Non-GAAP	$43	$54	$119	$106

Adj. EBITDA, Non-GAAP	$138	$170	$523	$526

Net (loss) income per common share, GAAP	$(3.84)	$0.23	$(4.73)	$(0.54)
Adj. Net Income per share, Non-GAAP	$0.55	$0.69	$1.53	$1.36

(1)	Reconciliations of the differences between the non-GAAP financial measures presented in this release and their most directly comparable GAAP financial measures are included in the tables below.

(2)	Non-GAAP results in this table exclude a goodwill impairment charge of $305 million, net of tax. Refer to footnote (3) of the GAAP/Non-GAAP Reconciliations below.

Share Repurchase Authorization

On February 26, 2025, the Owens & Minor Board of Directors authorized a share repurchase program of up to $100 million over the next 24 months.  Under the program, Owens & Minor may repurchase shares of common stock on a discretionary basis from time to time through open market repurchases, privately negotiated transactions and 10b5-1 trading plans.

2025 Financial Outlook

The Company issued its outlook for 2025; summarized below:

●	Revenue for 2025 to be in a range of $10.85 billion to $11.15 billion
●	Adjusted EBITDA for 2025 to be in a range of $560 million to $590 million
●	Adjusted EPS for 2025 to be in a range of $1.60 to $1.85

The Company’s outlook for 2025 excludes any impact of the previously announced Rotech acquisition, any potential transaction involving the Products & Healthcare Services segment, or share repurchase activity, and contains assumptions, including current expectations regarding the impact of general economic conditions.

Key assumptions supporting the Company’s 2025 financial guidance include:

●	Gross margin of 20.75% to 21.25%
●	Interest expense of $138 million to $142 million
●	Adjusted effective tax rate of 29.0% to 30.0%
●	Diluted weighted average shares of ~80 million
●	Capital expenditures, gross, of $250 million to $270 million
●	Stable commodity prices
●	FX rates as of 12/31/2024

Although the Company does provide guidance for adjusted EBITDA and adjusted EPS (which are non-GAAP financial measures), it is not able to forecast the most directly comparable measures calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of the GAAP amounts are not predictable, making it impracticable for the Company to forecast. Such elements include, but are not limited to, exit and realignment charges and acquisition-related charges, which could have a significant and unpredictable impact on our GAAP results. As a result, no GAAP guidance or reconciliation of the Company’s adjusted EBITDA guidance or adjusted EPS guidance is provided. The outlook is based on certain assumptions that are subject to the risk factors discussed in the Company’s filings with the SEC.

Financial Advisor

Citi is serving as exclusive financial advisor to Owens & Minor in connection with the potential sale of the Products & Healthcare Services (P&HS) segment.

Investor Conference Call for Fourth Quarter and Full Year 2024 Financial Results

Owens & Minor will host a conference call for investors and analysts on Friday, February 28, 2025, at 8:30 a.m. EST. Participants may access the call via the toll-free dial-in number at 1-888-300-2035, or the toll dial-in number at 1-646-517-7437. The conference ID access code is 1058917. All interested stakeholders are encouraged to access the simultaneous live webcast by visiting the investor relations page of the Owens & Minor website available at

investors.owens-minor.com/events-and-presentations/. A replay of the webcast can be accessed following the presentation at the link provided above.

Safe Harbor

This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the SEC’s Fair Disclosure Regulation. This release contains certain “forward-looking” statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the statements in this release regarding our future prospects and performance, including our expectations with respect to our financial performance, our 2025 financial results, Owens & Minor’s ability to successfully complete the sale of the P&HS business in any specific transaction on favorable terms or at all, our ability to raise additional financing for our acquisition of Rotech on favorable terms or at all, the risk that the proposed acquisition of Rotech will not be consummated in a timely manner or at all, our cost-saving initiatives, future indebtedness and growth, industry trends, as well as statements related to our expectations regarding the performance of our business, including our ability to address macro and market conditions. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Investors should refer to Owens & Minor’s Annual Report on Form 10-K for the year ended December 31, 2024, expected to be filed with the SEC on or around February 28, 2025, including the section captioned “Item 1A. Risk Factors,” as applicable, and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain known risk factors that could cause the Company’s actual results to differ materially from its current estimates. These filings are available at www.owens-minor.com. Given these risks and uncertainties, Owens & Minor can give no assurance that any forward-looking statements will, in fact, transpire and, therefore, cautions investors not to place undue reliance on them. Owens & Minor specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

About Owens & Minor

Owens & Minor, Inc. (NYSE: OMI) is a Fortune 500 global healthcare solutions company providing essential products and services that support care from the hospital to the home. For over 100 years, Owens & Minor and its affiliated brands, Apria®, Byram® and HALYARD*, have helped to make each day better for the patients, providers, and communities we serve. Powered by more than 20,000 teammates worldwide, Owens & Minor delivers comfort and confidence behind the scenes so healthcare stays at the forefront. Owens & Minor exists because every day, everywhere, Life Takes Care™. For more information about Owens & Minor and our affiliated brands, visit owens-minor.com or follow us on LinkedIn and Instagram.

*Registered Trademark or Trademark of O&M Halyard or its affiliates.

Owens & Minor, Inc.

Consolidated Statements of Operations (unaudited)

(dollars in thousands, except per share data)

	Three Months Ended December 31,
	2024	2023
Net revenue	$2,696,073	$2,656,150
Cost of goods sold	2,116,307	2,086,227
Gross profit	579,766	569,923
Distribution, selling and administrative expenses	493,066	457,225
Goodwill impairment charge	307,112	—
Acquisition-related charges and intangible amortization	25,148	26,427
Exit and realignment charges, net	24,632	24,310
Other operating (income) expense, net	(8,225)	1,940
Operating (loss) income	(261,967)	60,021
Interest expense, net	35,696	36,863
Loss on extinguishment of debt	790	860
Other expense, net	1,199	1,301
(Loss) income before income taxes	(299,652)	20,997
Income tax (benefit) provision	(3,535)	3,213
Net (loss) income	$(296,117)	$17,784

Net (loss) income per common share:
Basic	$(3.84)	$0.23
Diluted	$(3.84)	$0.23

Owens & Minor, Inc.

Consolidated Statements of Operations (unaudited)

(dollars in thousands, except per share data)

	Years Ended December 31,
	2024	2023
Net revenue	$10,700,883	$10,333,967
Cost of goods sold	8,481,728	8,208,806
Gross profit	2,219,155	2,125,161
Distribution, selling and administrative expenses	1,909,791	1,813,559
Goodwill impairment charge	307,112	—
Acquisition-related charges and intangible amortization	86,543	101,037
Exit and realignment charges, net	110,162	99,127
Other operating expense, net	13,316	6,930
Operating (loss) income	(207,769)	104,508
Interest expense, net	143,804	157,915
Loss (gain) on extinguishment of debt	1,101	(3,518)
Other expense, net	4,683	4,837
Loss before income taxes	(357,357)	(54,726)
Income tax provision (benefit)	5,329	(13,425)
Net loss	$(362,686)	$(41,301)

Net loss per common share:
Basic	$(4.73)	$(0.54)
Diluted	$(4.73)	$(0.54)

Owens & Minor, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(dollars in thousands)

	December 31,	December 31,
	2024	2023
Assets
Current assets
Cash and cash equivalents	$49,382	$243,037
Accounts receivable, net	690,241	598,257
Merchandise inventories	1,131,879	1,110,606
Other current assets	149,515	150,890
Total current assets	2,021,017	2,102,790
Property and equipment, net	509,347	543,972
Operating lease assets	355,627	296,533
Goodwill	1,331,281	1,638,846
Intangible assets, net	298,726	361,835
Other assets, net	140,158	149,346
Total assets	$4,656,156	$5,093,322
Liabilities and equity
Current liabilities
Accounts payable	$1,251,964	$1,171,882
Accrued payroll and related liabilities	151,039	116,398
Current portion of long-term debt	45,549	206,904
Other current liabilities	425,187	396,701
Total current liabilities	1,873,739	1,891,885
Long-term debt, excluding current portion	1,808,047	1,890,598
Operating lease liabilities, excluding current portion	286,212	222,429
Deferred income taxes, net	22,456	41,652
Other liabilities	100,476	122,592
Total liabilities	4,090,930	4,169,156
Total equity	565,226	924,166
Total liabilities and equity	$4,656,156	$5,093,322

Owens & Minor, Inc.

Consolidated Statements of Cash Flows (unaudited)

(dollars in thousands)

	Three Months Ended December 31,
	2024	2023
Operating activities:
Net (loss) income	$(296,117)	$17,784
Adjustments to reconcile net (loss) income to cash provided by operating activities:
Depreciation and amortization	65,187	70,737
Goodwill impairment charge	307,112	—
Share-based compensation expense	7,555	5,801
Loss on extinguishment of debt	790	860
Deferred income tax benefit	(10,996)	(7,333)
Changes in operating lease right-of-use assets and lease liabilities	3,088	1,470
Gain from sales and dispositions of property and equipment	(7,023)	(8,420)
Changes in operating assets and liabilities:
Accounts receivable	(33,663)	88,457
Merchandise inventories	106,205	(22,719)
Accounts payable	(99,074)	(15,341)
Net change in other assets and liabilities	25,434	(22,497)
Other, net	2,503	2,966
Cash provided by operating activities	71,001	111,765
Investing activities:
Additions to property and equipment	(62,834)	(50,392)
Additions to computer software	(8,602)	(5,933)
Proceeds from sales of property and equipment	18,667	17,929
Other, net	465	(518)
Cash used for investing activities	(52,304)	(38,914)
Financing activities:
Borrowings under amended Receivables Financing Agreement	179,400	—
Repayments under amended Receivables Financing Agreement	(179,400)	—
Borrowings under Revolving Credit Facility	635,800	—
Repayments under Revolving Credit Facility	(635,800)	—
Repayments of debt	(32,750)	(50,504)
Other, net	(10,346)	(711)
Cash used for financing activities	(43,096)	(51,215)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,309)	1,128
Net (decrease) increase in cash, cash equivalents and restricted cash	(25,708)	22,764
Cash, cash equivalents and restricted cash at beginning of period	75,090	250,160
Cash, cash equivalents and restricted cash at end of period(1)	$49,382	$272,924
Supplemental disclosure of cash flow information:
Income taxes (received) paid, net	$(2,057)	$515
Interest paid	$37,269	$52,168
Noncash investing activity:
Unpaid purchases of property and equipment and computer software at end of period	$84,562	$77,279

(1) There was no restricted cash as of December 31, 2024. Restricted cash as of September 30, 2024 was $30 million and includes amounts held in an escrow account as required by the Centers for Medicare & Medicaid Services (CMS) in conjunction with the Bundled Payments for Care Improvement (BPCI) initiatives related to wind-down costs of a subsidiary, Fusion5, as well as restricted cash deposits received under the Master Receivables Purchase Agreement to be remitted to a third-party financial institution.

Owens & Minor, Inc.

Consolidated Statements of Cash Flows (unaudited)

(dollars in thousands)

	Years Ended December 31,
	2024	2023
Operating activities:
Net loss	$(362,686)	$(41,301)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	264,775	287,377
Goodwill impairment charge	307,112	—
Share-based compensation expense	26,836	23,218
Loss (gain) on extinguishment of debt	1,101	(3,518)
Deferred income tax benefit	(26,115)	(23,648)
Changes in operating lease right-of-use assets and lease liabilities	10,244	(47)
Gain from sales and dispositions of property and equipment	(44,705)	(34,882)
Changes in operating assets and liabilities:
Accounts receivable	(94,550)	165,167
Merchandise inventories	(26,228)	224,338
Accounts payable	65,187	30,997
Net change in other assets and liabilities	30,153	100,370
Other, net	10,371	12,639
Cash provided by operating activities	161,495	740,710
Investing activities:
Additions to property and equipment	(210,865)	(190,870)
Additions to computer software	(17,297)	(17,022)
Proceeds from sales of property and equipment	103,426	71,574
Other, net	8,203	(936)
Cash used for investing activities	(116,533)	(137,254)
Financing activities:
Borrowings under amended Receivables Financing Agreement	1,465,800	476,000
Repayments under amended Receivables Financing Agreement	(1,465,800)	(572,000)
Borrowings under Revolving Credit Facility	635,800	—
Repayments under Revolving Credit Facility	(635,800)	—
Repayments of debt	(244,197)	(320,693)
Other, net	(23,406)	(637)
Cash used for financing activities	(267,603)	(417,330)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(901)	613
Net (decrease) increase in cash, cash equivalents and restricted cash	(223,542)	186,739
Cash, cash equivalents and restricted cash at beginning of period	272,924	86,185
Cash, cash equivalents and restricted cash at end of period(1)	$49,382	$272,924
Supplemental disclosure of cash flow information:
Income taxes paid (received), net	$5,553	$(6,283)
Interest paid	$141,547	$153,247
Noncash investing activity:
Unpaid purchases of property and equipment and computer software at end of period	$84,562	$77,279

(1) There was no restricted cash as of December 31, 2024. Restricted cash as of December 31, 2023 was $30 million and includes amounts held in an escrow account as required by the Centers for Medicare & Medicaid Services (CMS) in conjunction with the Bundled Payments for Care Improvement (BPCI) initiatives related to wind-down costs of a subsidiary, Fusion5, as well as restricted cash deposits received under the Master Receivables Purchase Agreement to be remitted to a third-party financial institution.

Owens & Minor, Inc.

Summary Segment Information (unaudited)

(dollars in thousands)

	Three Months Ended December 31,
	2024		2023
		% of		% of
		consolidated		consolidated
	Amount	net revenue	Amount	net revenue
Net revenue:
Products & Healthcare Services	$2,001,050	74.22%	$1,991,716	74.99%
Patient Direct	695,023	25.78%	664,434	25.01%
Consolidated net revenue	$2,696,073	100.00%	$2,656,150	100.00%

		% of segment		% of segment
Operating income:		net revenue		net revenue
Products & Healthcare Services	$25,825	1.29%	$33,244	1.67%
Patient Direct	69,558	10.01%	77,514	11.67%
Acquisition-related charges and intangible amortization	(25,148)		(26,427)
Exit and realignment charges, net	(24,632)		(24,310)
Goodwill impairment charge	(307,112)		—
Litigation and related charges (1)	(458)		—
Consolidated operating (loss) income	$(261,967)		$60,021

Depreciation and amortization:
Products & Healthcare Services	$11,407		$12,019
Patient Direct	34,959		36,685
Intangible amortization	13,770		20,831
Other (2)	5,051		1,202
Consolidated depreciation and amortization	$65,187		$70,737

Capital expenditures:
Products & Healthcare Services	$20,920		$11,405
Patient Direct	50,516		44,920
Consolidated capital expenditures	$71,436		$56,325

(1)	Litigation and related charges are reported within Other operating (income) expense, net in our Statements of Operations. Refer to footnote 4 in the GAAP/Non-GAAP Reconciliations below.
(2)	Other depreciation and amortization expense is captured within exit and realignment charges, net or acquisition-related charges and intangible amortization for the three months ended December 31, 2024 and 2023.

Owens & Minor, Inc.

Summary Segment Information (unaudited)

(dollars in thousands)

	Years Ended December 31,
	2024		2023
		% of		% of
		consolidated		consolidated
	Amount	net revenue	Amount	net revenue
Net revenue:
Products & Healthcare Services	$8,020,771	74.95%	$7,781,395	75.30%
Patient Direct	2,680,112	25.05%	2,552,572	24.70%
Consolidated net revenue	$10,700,883	100.00%	$10,333,967	100.00%

		% of segment		% of segment
Operating income:		net revenue		net revenue
Products & Healthcare Services	$53,012	0.66%	$57,809	0.74%
Patient Direct	260,155	9.71%	246,863	9.67%
Acquisition-related charges and intangible amortization	(86,543)		(101,037)
Exit and realignment charges, net	(110,162)		(99,127)
Goodwill impairment charge	(307,112)		—
Litigation and related charges (1)	(17,119)		—
Consolidated operating (loss) income	$(207,769)		$104,508

Depreciation and amortization:
Products & Healthcare Services	$45,835		$47,756
Patient Direct	141,032		152,583
Intangible amortization	64,943		83,522
Other (2)	12,965		3,516
Consolidated depreciation and amortization	$264,775		$287,377

Capital expenditures:
Products & Healthcare Services	$50,050		$29,361
Patient Direct	178,112		178,531
Consolidated capital expenditures	$228,162		$207,892

(1)	Litigation and related charges are reported within Other operating (income) expense, net in our Statements of Operations. Refer to footnote 4 in the GAAP/Non-GAAP Reconciliations below.
(2)	Other depreciation and amortization expense is captured within exit and realignment charges, net or acquisition-related charges and intangible amortization for the years ended December 31, 2024 and 2023.

Owens & Minor, Inc.

Net (Loss) Income Per Common Share (unaudited)

(dollars in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Net (loss) income	$(296,117)	$17,784	$(362,686)	$(41,301)

Weighted average shares outstanding - basic	77,169	76,284	76,741	75,785
Dilutive shares	—	1,491	—	—
Weighted average shares outstanding - diluted	77,169	77,775	76,741	75,785

Net (loss) income per common share:
Basic	$(3.84)	$0.23	$(4.73)	$(0.54)
Diluted	$(3.84)	$0.23	$(4.73)	$(0.54)

Share-based awards of approximately 1.4 million and 1.5 million shares for the three months and year ended December 31, 2024 and 1.6 million for the year ended December 31, 2023 were excluded from the calculation of net loss per diluted common share as the effect would be anti-dilutive.

Owens & Minor, Inc.

GAAP/Non-GAAP Reconciliations (unaudited)

(dollars in thousands, except per share data)

The following table provides a reconciliation of reported operating (loss) income, net (loss) income and net (loss) income per share to non-GAAP measures used by management.

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Operating (loss) income, as reported (GAAP)	$(261,967)	$60,021	$(207,769)	$104,508
Acquisition-related charges and intangible amortization (1)	25,148	26,427	86,543	101,037
Exit and realignment charges, net (2)	24,632	24,310	110,162	99,127
Goodwill impairment charge (3)	307,112	—	307,112	—
Litigation and related charges (4)	458	—	17,119	—
Operating income, adjusted (non-GAAP) (Adjusted Operating Income)	$95,383	$110,758	$313,167	$304,672
Operating (loss) income as a percent of net revenue (GAAP)	(9.72)%	2.26%	(1.94)%	1.01%
Adjusted operating income as a percent of net revenue (non-GAAP)	3.54%	4.17%	2.93%	2.95%

Net (loss) income, as reported (GAAP)	$(296,117)	$17,784	$(362,686)	$(41,301)
Pre-tax adjustments:
Acquisition-related charges and intangible amortization (1)	25,148	26,427	86,543	101,037
Exit and realignment charges, net (2)	24,632	24,310	110,162	99,127
Goodwill impairment charge (3)	307,112	—	307,112	—
Litigation and related charges (4)	458	—	17,119	—
Other (5)	1,221	1,425	2,823	(1,260)
Income tax benefit on pre-tax adjustments (6)	(19,168)	(16,383)	(58,834)	(52,095)
One-time income tax charge (7)	—	—	17,233	—
Net income, adjusted (non-GAAP) (Adjusted Net Income)	$43,286	$53,563	$119,472	$105,508

Net (loss) income per common share, as reported (GAAP)	$(3.84)	$0.23	$(4.73)	$(0.54)
After-tax adjustments:
Acquisition-related charges and intangible amortization (1)	0.22	0.23	0.83	0.96
Exit and realignment charges, net (2)	0.21	0.22	1.04	0.95
Goodwill impairment charge (3)	3.95	—	3.97	—
Litigation and related charges (4)	—	—	0.17	—
Other (5)	0.01	0.01	0.03	(0.01)
One-time income tax charge (7)	—	—	0.22	—
Net income per common share, adjusted (non-GAAP) (Adjusted EPS)	$0.55	$0.69	$1.53	$1.36

Owens & Minor, Inc.

GAAP/Non-GAAP Reconciliations (unaudited), continued

(dollars in thousands)

The following tables provide reconciliations of net (loss) income and total debt to non-GAAP measures used by management.

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Net (loss) income, as reported (GAAP)	$(296,117)	$17,784	$(362,686)	$(41,301)
Income tax (benefit) provision	(3,535)	3,213	5,329	(13,425)
Interest expense, net	35,696	36,863	143,804	157,915
Acquisition-related charges and intangible amortization (1)	25,148	26,427	86,543	101,037
Exit and realignment charges, net (2)	24,632	24,310	110,162	99,127
Other depreciation and amortization (8)	46,367	48,704	186,867	200,339
Litigation and related charges (4)	458	—	17,119	—
Stock compensation (9)	7,304	5,181	25,131	20,942
LIFO (credits) and charges (10)	(10,074)	5,655	912	2,402
Goodwill impairment charge (3)	307,112	—	307,112	—
Other (5)	1,221	1,425	2,823	(1,260)
Adjusted EBITDA (non-GAAP)	$138,212	$169,562	$523,116	$525,776

	December 31,	December 31,
	2024	2023
Total debt, as reported (GAAP)	$1,853,596	$2,097,502
Cash and cash equivalents	(49,382)	(243,037)
Net debt (non-GAAP)	$1,804,214	$1,854,465

The following items have been excluded in our non-GAAP financial measures:

(1) Acquisition-related charges and intangible amortization for the three months and year ended December 31, 2024 includes $11 million and $22 million of acquisition-related costs related to the expected acquisition of Rotech, which consisted primarily of legal and professional fees. For the three months and year ended December 31, 2023, we incurred $6 million and $18 million of acquisition-related costs, consisting of costs primarily related to the acquisition of Apria, Inc., as well as amortization of intangible assets established during acquisition method of accounting for business combinations. Acquisition-related charges consist primarily of one-time costs related to acquisitions, including transaction costs necessary to consummate acquisitions, which consist of investment banking advisory fees and legal fees, director and officer tail insurance expense, as well as transition costs, such as severance and retention bonuses, information technology (IT) integration costs and professional fees. These amounts are highly dependent on the size and frequency of acquisitions and are being excluded to allow for a more consistent comparison with forecasted, current and historical results.

(2) During the three months and year ended December 31, 2024 exit and realignment charges, net were $25 million and $110 million. These charges primarily related to our (1) Operating Model Realignment Program of $19 million and $95 million, including professional fees, severance, and other costs to streamline functions and processes, (2) costs related to IT strategic initiatives such as converting certain divisions to common IT systems of $1.2 million and $15 million and (3) other costs associated with strategic initiatives of $4.8 million and $7.5 million for the three months and year ended December 31, 2024. Exit and realignment charges, net also included a $7.4 million gain on the sale of our corporate headquarters for the year ended December 31, 2024. During the three months and year ended December 31, 2023, exit and realignment charges, net were $24 million and $99 million. These charges primarily related to our (1) Operating Model Realignment Program of $19 million and $83 million, including professional fees, severance and other costs to streamline functions and processes, (2) IT strategic initiatives such as converting to common IT systems of $2.5 million and $9.2 million and, (3) other costs associated with strategic initiatives of $2.7 million and $7.0 million for the three months and year ended December 31, 2023. These costs are not normal recurring, cash operating expenses necessary for the Company to operate its business on an ongoing basis.

(3) Goodwill impairment charge relates to a non-cash goodwill impairment charge recognized in the Apria reporting unit during the quarter ended December 31, 2024 resulting from a combination of factors, including fourth quarter 2024 market changes inclusive of a decline in Owens & Minor’s stock price and rising interest rates. Additionally, anticipated changes in pricing of a capitated contract within the Apria division also contributed to this charge. This is a non-cash charge and does not occur in the ordinary course of our business and is inherently unpredictable in timing and amount.
(4) Litigation and related charges includes settlement costs and related charges of legal matters within our Apria division. These costs do not occur in the ordinary course of our business, are non-recurring/infrequent and are inherently unpredictable in timing and amount.
(5)  For the three months and year ended December 31, 2024 and 2023, other includes interest costs and net actuarial losses related to our frozen noncontributory, unfunded retirement plan for certain retirees in the United States (U.S.). Additionally, other for the three months and year ended December 31, 2024 includes losses on extinguishment of debt of $0.8 million and $1.1 million. For the three months and year ended December 31, 2023 other includes loss on extinguishment of debt of $0.9 million and a (gain) on extinguishment of debt of $(3.5) million associated with the early retirement of indebtedness of $46 million and $314 million.

(6) These charges have been tax effected by determining the income tax rate depending on the amount of charges incurred in different tax jurisdictions and the deductibility of those charges for income tax purposes.

(7) One-time income tax charge, recorded during the three months ended June 30, 2024, excluding the impact of incremental interest, relates to a recent decision associated with the Notice of Proposed Adjustments received in 2020 and 2021. The matter at hand, as discussed in previously filed SEC documents, is related to past transfer pricing methodology which is no longer employed. We believe the matter will be concluded without further impact to our financial results.

(8) Other depreciation and amortization relates to property and equipment and capitalized computer software, excluding such amounts captured within exit and realignment charges, net or acquisition-related charges and intangible amortization.

(9) Stock compensation includes share-based compensation expense related to our share-based compensation plans, excluding such amounts captured within exit and realignment charges, net or acquisition-related charges and intangible amortization.

(10) LIFO (credits) and charges includes non-cash adjustments to merchandise inventories valued at the lower of cost or market, with the approximate cost determined by the last-in, first-out (LIFO) method for distribution inventories in the U.S. within our Products & Healthcare Services segment.

Use of Non-GAAP Measures

This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). In general, the measures exclude items and charges that (i) management does not believe reflect Owens & Minor, Inc.’s (the Company) core business and relate more to strategic, multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends. Management uses these non-GAAP financial measures internally to evaluate the Company’s performance, evaluate the balance sheet, engage in financial and operational planning and determine incentive compensation.

Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on its financial and operating results and in comparing the Company’s performance to that of its competitors. However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The non-GAAP financial measures disclosed by the Company should not be considered substitutes for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.

CONTACT:

Investors

Alpha IR Group

Jackie Marcus or Nick Teves

OMI@alpha-ir.com

Jonathan Leon

Executive Vice President & Chief Financial Officer

Investor.Relations@owens-minor.com

Media

Stacy Law

media@owens-minor.com

OMI-CORP

OMI-IR

SOURCE: Owens & Minor, Inc.